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                           CERTIFICATE OF AMENDMENT TO THE
                            SECOND AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                                         OF
                          HEFTEL BROADCASTING CORPORATION

     HEFTEL BROADCASTING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST:      That the Board of Directors of said corporation has adopted a resolution approving the following as an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation:

          Article I of the Second Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

          "The name of the Corporation is Hispanic Broadcasting
          Corporation".

     SECOND: That thereafter the stockholders of said Corporation entitled to vote on the proposed amendment approved the proposed amendment by a written consent executed by the holders of the necessary number of shares of common stock in accordance with Section 228 of the Delaware General Corporation Law.

     THIRD: That this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FOURTH: That this Certificate of Amendment shall be effective upon June 3, 1999.


     The undersigned, being the President of the Corporation, for the purpose of amending the Second Amended and Restated Certificate of Incorporation of said corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that this is his act and deed and the acts herein stated are true, and accordingly has hereunto set his hand this 3rd day of June, 1999.


                              Heftel Broadcasting Corporation
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                         By:     /s/ McHenry T. Tichenor, Jr.
                            --------------------------------------------
                             McHenry T. Tichenor, Jr.
                             President